                          CERTIFICATE OF INCORPORATION

                                       OF

                               BF ACQUISITION CO.

                                   ARTICLE ONE

          The name of the corporation is BF Acquisition Co.

                                  ARTICLE TWO

          The address of the corporation's registered office in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE THREE

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

          The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $.01 per share.

                                  ARTICLE FIVE

          The name and mailing address of the sole incorporator are as follows:

                NAME            MAILING ADDRESS
                ----            ---------------

          Gary R. Wendorf   200 East Randolph Drive
                            56th Floor
                            Chicago, Illinois 60601

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                                   ARTICLE SIX

          The corporation is to have perpetual existence.

                                 ARTICLE SEVEN

          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE EIGHT

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE NINE

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE TEN

          Unless this Certificate of Incorporation is amended or repealed with respect to this ARTICLE TEN or unless the by-laws of the corporation designate otherwise, the corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE ELEVEN

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   * * * * *

          I, THE UNDERSIGNED, being the sole incorporator herein-before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 16th day of August, 1989.


                                        /s/ Gary R. Wendorf
                                        ----------------------------------------
                                        Gary R. Wendorf, Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               BF ACQUISITION CO.

                                    * * * * *

                         Adopted in accordance with the
                        provisions of Section 242 of the
                         General Corporation Law of the
                               State of Delaware

                                    * * * * *

          Ronald M. Bass and Dwight B. Woodruff, being the Vice President and Assistant Secretary, respectively, of BF Acquisition Co., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

          FIRST: The Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") is hereby amended by deleting ARTICLE ONE in its entirety and substituting in lieu thereof a new ARTICLE ONE as follows:

                                   ARTICLE ONE

          The name of the corporation is Break-Free Inc.

          SECOND: The Board of Directors of the Corporation approved the foregoing amendment pursuant to the provisions of Sections 141(f) and 242 of the General Corporation Law of the

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State of Delaware and directed that the amendment be submitted to the sole stockholder of the Corporation for its consideration and approval.

          THIRD: The sole stockholder of the Corporation approved the foregoing amendment pursuant to the provisions of Sections 228(c) and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the Vice President and Assistant Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment of Certificate of Incorporation this 31st day of August, 1989.

                                        BF ACQUISITION CO.


                                        /s/ Ronald M. Bass
                                        ----------------------------------------
                                        Ronald M. Bass,
                                        Vice President

ATTEST:


/S/ Dwight B. Woodruff
--------------------------------
Dwight B. Woodruff,
Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 BREAK-FREE INC.

     Break-Free Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

          I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware.

          II. Article FOUR of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

          "The total number of shares of stock which this corporation is authorized to issue is 10,000 shares of Common Stock, with a par value of $.01 per share. Upon the amendment of this article to read as herein set forth, each outstanding share is split up and converted into 7.628 shares."

     IN WITNESS WHEREOF, Break-Free Inc. has caused this Certificate to be executed by Arne F. Haug, its authorized officer, on this 3rd day of September, 1997.


                                        By: /s/ Arne F. Haug
                                            ------------------------------------
                                            Arne F. Haug
                                            Chairman of the Board

                            CERTIFICATE OF CORRECTION
                                     FOR THE
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 BREAK-FREE INC.

     Break-Free Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

          I. On December 1, 1997, Arne Haug, as the authorized agent of Break-Free Inc., executed an amendment to the Corporation's Certificate of Incorporation which was duly adopted in accordance with the provisions of Section 242 and was consented to in writing by the sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware.

          II. The Certificate of Amendment executed on December 1, 1997 contained a clerical error in the number of shares that each share was to be split up and converted into. The Certificate of Amendment states in relevant part:

               "Upon the amendment of this article to read as herein set forth, each outstanding share is split up and converted into 7.847 shares."

          III. The Certificate of Amendment shall be corrected by this Certificate of Correction pursuant to Section 103(f) of the General Corporation Law of the State of Delaware. The Certificate of Amendment shall be corrected to state:

               "Upon the amendment of this article to read as herein set forth, each outstanding share is split up and converted into 78.47 shares."

     IN WITNESS WHEREOF, Break-Free Inc. has caused this Certificate of Correction to be executed by Arne F. Haug, its authorized officer, on this 17th day of February, 1997.


                                        By: /s/ Arne F. Haug
                                            ------------------------------------
                                            Arne F. Haug
                                            Chairman of the Board

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 BREAK-FREE INC.

     Break-Free Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

          I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware.

          II. Article FOUR of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

          "The total number of shares of stock which this corporation is authorized to issue is 10,000 shares of Common Stock, with a par value of $.01 per share. Upon the amendment of this article to read as herein set forth, each outstanding share is split up and converted into 7.847 shares."

     IN WITNESS WHEREOF, Break-Free Inc. has caused this Certificate to be executed by Arne F. Haug, its authorized officer, on this 1st day of December, 1997.


                                        By: /s/ Arne F. Haug
                                            ------------------------------------
                                            Arne F. Haug
                                            Chairman of the Board